UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2009

State Street Corporation

(Exact name of registrant as specified in its charter)

Massachusetts	001-07511	04-2456637
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Lincoln Street, Boston, Massachusetts	02111
(Address of principal executive offices)	(Zip Code)

617-786-3000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure

Attached hereto as Exhibit 99.1 are slides being presented to investors in connection with a registered public offering of our common stock.

The information in this Item 7.01, and the slide presentation in Exhibit 99.1 attached to this Form 8-K, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall this Item 7.01, such Exhibit 99.1, or any of the information contained therein be deemed incorporated by reference in any filing under the Securities Exchange Act of 1934 or the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 8.01.	Other Events

We are also filing this Current Report on Form 8-K for the purpose of (1) updating risk factor disclosures, in particular to reflect the consolidation onto our consolidated balance sheet of all of the assets and liabilities of the four third-party-owned, special-purpose, multi-seller asset-backed commercial paper products that we administer, referred to as conduits, and to update the information in the other risk factors, (2) filing certain information regarding the consolidation of the conduits, and (3) filing certain information regarding the results of the “stress test” administered by the Federal Reserve under the Supervisory Capital Assessment Program.

Unless otherwise indicated or unless the context requires otherwise, all references in this Current Report on Form 8-K to “State Street,” “we,” “us,” “our,” or similar terms means State Street Corporation and its subsidiaries on a consolidated basis.

Risk Factors

This Form 8-K and other reports filed by us under the Securities Exchange Act of 1934 or registration statements under the Securities Act of 1933 contain statements that are considered “forward-looking statements” within the meaning of United States securities laws. In addition, State Street and its management may make other written or oral communications from time to time that contain forward-looking statements. Forward-looking statements, including statements about industry trends, management’s future expectations and other matters that do not relate strictly to historical facts, are based on assumptions by management, and are often identified by such forward-looking terminology as “expect,” “look,” “believe,” “anticipate,” “estimate,” “seek,” “may,” “will,” “trend,” “target” and “goal,” or similar statements or variations of such terms. Forward-looking statements may include, among other things, statements about our confidence in our strategies and our expectations about financial performance, market growth, acquisitions and divestitures, new technologies, services and opportunities and earnings.

Forward-looking statements are subject to various risks and uncertainties, which change over time, are based on management’s expectations and assumptions at the time the statements are made, and are not guarantees of future results. Management’s expectations and assumptions, and the continued validity of the forward-looking statements, are subject to change due to a broad range of factors affecting the national and global economies, the equity, debt, currency and other financial markets, as well as factors specific to State Street and its subsidiaries, including State Street Bank. Factors that could cause changes in the expectations or assumptions on which forward-looking statements are based include, but are not limited to:

•

global financial market disruptions and the current worldwide economic recession, and monetary and other governmental actions designed to address such disruptions and recession in the U.S. and internationally;

•

the impact of our consolidation for financial reporting purposes, effective as of May 15, 2009, of the asset-backed commercial paper conduits that we administer, including the possible increase in the volatility of our net interest revenue, changes in the composition of the assets on our consolidated balance sheet and the possibility that we may be required to change the manner in which we fund those assets;

•	the financial strength and continuing viability of the counterparties with which we or our clients do business and with which we have investment or financial exposure;

•	the liquidity of the U.S. and international securities markets, particularly the markets for fixed income securities, and the liquidity requirements of our customers;

•

the credit quality and credit agency ratings of the securities in our investment securities portfolio, a deterioration or downgrade of which could lead to other-than-temporary impairment of the respective securities and the recognition of an impairment loss;

•	the maintenance of credit agency ratings for our debt obligations as well as the level of credibility of credit agency ratings;

•	the possibility of our customers incurring substantial losses in investment pools where we act as agent, and the possibility of further general reductions in the valuation of assets;

•	our ability to attract deposits and other low-cost, short-term funding;

•

potential changes to the competitive environment, including changes due to the effects of consolidation, extensive and changing government regulation and perceptions of State Street as a suitable service provider or counterparty;

•	the level and volatility of interest rates and the performance and volatility of securities, credit, currency and other markets in the U.S. and internationally;

•	our ability to measure the fair value of the investment securities on our consolidated balance sheet;

•

the results of litigation, government investigations and similar disputes and, in particular, the effect of current or potential proceedings concerning State Street Global Advisors’, or SSgA’s, active fixed-income strategies and other investment products, and the enactment of legislation and changes in regulation and enforcement that impact us and our customers;

•	adverse publicity or other reputational harm;

•	our ability to pursue acquisitions, strategic alliances and divestures, finance future business acquisitions and obtain regulatory approvals and consents for acquisitions;

•	the performance and demand for the products and services we offer, including the level and timing of withdrawals from our collective investment products;

•	our ability to continue to grow revenue, attract highly skilled people, control expenses and attract the capital necessary to achieve our business goals and comply with regulatory requirements;

•

our ability to control operating risks, information technology systems risks and outsourcing risks, the possibility of errors in the quantitative models we use to manage our business and the possibility that our controls will fail or be circumvented;

•	the potential for new products and services to impose additional costs on us and expose us to increased operational risk, and our ability to protect our intellectual property rights;

•	changes in government regulation or new legislation, which may increase our costs, expose us to risk related to compliance or impact our customers;

•

restrictions and limitations associated with our participation in the U.S. Treasury’s Troubled Asset Relief Program, or TARP, capital purchase program and our ability to repurchase the preferred stock and warrants issued by us under that program;

•	changes in accounting standards and practices; and

•	changes in tax legislation and in the interpretation of existing tax laws by U.S. and non-U.S. tax authorities that impact the amount of taxes due.

Therefore, actual outcomes and results may differ materially from what is expressed in our forward-looking statements and from our historical financial results due to the factors discussed above, below and elsewhere in this Form 8-K or disclosed in our other Securities and Exchange Commission, or SEC, filings. Forward-looking statements should not be relied upon as representing our expectations or beliefs as of any date subsequent to the date of this Form 8-K. We undertake no obligation to revise the forward-looking statements contained in this Form 8-K to reflect events after the date it is filed with the SEC. The factors discussed above, below and elsewhere in this Form 8-K or disclosed in our other SEC filings are not intended to be a complete summary of all risks and uncertainties that may affect our businesses. We cannot anticipate all potential economic, operational and financial developments that may adversely impact our operations and our financial results.

Forward-looking statements should not be viewed as predictions and should not be the primary basis upon which investors evaluate State Street. Any investor in State Street should consider all risks and uncertainties disclosed in our SEC filings, including our filings under the Securities Exchange Act of 1934, including our reports on Form 10-K, Form 10-Q and Form 8-K, or registrations under the Securities Act of 1933, all of which are accessible on the SEC’s website at www.sec.gov or on our website at www.statestreet.com.

The following is a discussion of risk factors applicable to State Street.

Global financial market disruptions since mid-2007 have increased the uncertainty and unpredictability we face in managing our business, and continued or additional disruptions could have an adverse effect on our business, our results of operations and our financial condition.

Since mid-2007, global credit and other financial markets have suffered substantial volatility, illiquidity and disruption. Beginning in 2008, these factors resulted in the bankruptcy or acquisition of, or significant government assistance to, a number of major domestic and international financial institutions, some of which were significant counterparties with us. These events, and the potential for increased and continuing disruptions, have significantly diminished overall confidence in the financial markets and in financial institutions, have further exacerbated liquidity and pricing issues within the fixed-income markets, have increased the uncertainty and unpredictability we face in managing our business and have had an adverse effect on our business, our results of operations and our financial condition. The continuation of current disruptions or the occurrence of additional disruptions in the global markets could have an adverse effect on our business, our results of operations and our financial condition.

The current worldwide economic recession has adversely affected, and is likely to continue to adversely affect, our business and our results of operations.

Our business is affected by global economic conditions, including regional and international rates of economic growth and the impact that such economic conditions have on the financial markets. The current downturn in the U.S. and global economies has led to an increased level of commercial and consumer delinquencies, lack of consumer confidence, decreased market valuations and liquidity, increased market volatility and a widespread reduction of business activity generally. The resulting economic pressure and lack of confidence in the financial markets has adversely affected our business, our financial condition and our results of operations, as well as the business of our customers. A worsening of economic conditions in the U.S. or globally would likely exacerbate the adverse effects of these difficult conditions on us and on the financial services industry in general.

The consolidation for financial reporting purposes of our asset-backed commercial paper conduits may increase the volatility of our net interest income, changes the composition of the assets on our consolidated balance sheet and may require that we change the manner in which we fund those assets.

Effective May 15, 2009, we elected to take action that resulted in the consolidation onto our consolidated balance sheet of all of the assets and liabilities of the conduits. Upon consolidation, the aggregate fair value of the conduit assets was established as their book value, resulting in a discount to par value. To the extent that the assets’ cash flows exceed their book value, the discounts will accrete as interest revenue over the lives of the assets in accordance with GAAP. The timing and ultimate recognition of this accretion of revenue depends on factors including future credit conditions and the timing of underlying collateral prepayment. Because the rate of revenue recognition is dependent in part on the rate of prepayments, which is beyond our control, the volatility of our net interest revenue may increase.

Consolidating the conduits also altered the overall composition of the assets on our consolidated balance sheet. As of May 15, 2009, the percentage of the carrying value of our aggregate investment securities rated “AAA” was 69%, rated “AA” was 12%, rated “A” was 7% and rated “BBB” was 4% following consolidation, compared to 72%, 11%, 5% and 3%, respectively, immediately prior to consolidation. The percentage of the financial assets on our consolidated balance sheet that are classified as level 3 for purposes of SFAS No. 157 also increased as a result of the conduit consolidation. Although we anticipate that the actual economic loss on the assets consolidated from the conduits will be less than the after-tax extraordinary loss of approximately $3.7 billion that we recorded upon consolidation, we believe that the risk of economic loss associated with these assets is generally higher than the risk associated with the other securities on our consolidated balance sheet.

Going forward, we expect to fund the conduit assets through State Street Bank’s normal funding sources, through the issuance by the conduits of asset-backed commercial paper or by drawing upon our other short-term liquidity sources. The amount and composition of this funding will vary depending on the availability and cost of the various funding sources. If the market for asset-backed commercial paper continues to be stressed, or if the conduits are unable to obtain third-party funding, we may be required to fund the conduits from State Street Bank’s normal funding sources or our other liquidity sources. If conditions were to arise that strained our liquidity management, such increased reliance upon our balance sheet as a funding source would place additional pressure on our liquidity management.

The failure or instability of any of our significant counterparties, many of whom are financial institutions, could expose us to loss.

The financial markets are characterized by extensive interconnections among financial institutions, including banks, broker/dealers, collective investment funds and insurance companies. As a result of these interconnections, we and many of our customers have concentrated counterparty exposure to other financial institutions. Although we have procedures for monitoring both individual and aggregate counterparty risk, like other large financial institutions the nature of our business is such that large individual and aggregate counterparty exposure is inherent. At any given time, it is typical that we will have one or more counterparties to which our exposure exceeds 10% of our total shareholders’ equity exclusive of unrealized gains or losses. Concentration of counterparty exposure presents significant risks to us and to our customers because the failure or perceived weakness of any of our counterparties (or in some cases of our customers’ counterparties) has the potential to expose us to risk of loss. The current instability of the financial markets has resulted in many financial institutions becoming significantly less creditworthy, and as a result we are exposed to increased counterparty risks, both as principal and in our capacity as agent for our customers. Changes in market perception of the financial strength of particular financial institutions can occur rapidly, is often based upon a variety of factors and is difficult to predict. In addition, as U.S. and non-U.S. governments have addressed the financial crisis in an evolving manner, the criteria for and manner of governmental support of financial institutions and other economically important sectors remain uncertain. If a significant individual counterparty defaults on an obligation to us, we could incur financial losses that materially adversely affect our business, our financial condition and our results of operations.

Although our entire business is subject to these interconnections, several of our lines of business are particularly sensitive to them, including our Treasury operations, currency and other trading, securities lending and investment management. Given the limited number of strong counterparties in the current market, we are not able to mitigate all of our and our customers’ counterparty credit risk. The current consolidation of financial service firms that began in 2008, and which we believe is likely to continue in 2009, and the failures of other financial institutions have increased the concentration of our counterparty risk.

In the normal course of business we assume significant credit and counterparty risk, and even when we hold collateral against this risk, we may incur a loss in the event of a default.

Our focus on large institutional investors and their businesses requires that we assume secured and unsecured credit and counterparty risk, both on-and off-balance sheet, in a variety of forms. We may experience significant intra- and inter-day credit exposure through settlement-related or redemption-related extensions of credit. The degree of the demand for such overdraft credit tends to increase during periods of market turbulence. For example, investors in collective investment vehicles for which we act as custodian may engage in significant redemption activity due to adverse market or economic news that was not anticipated by the fund’s manager. Our relationship with our customers, the nature of the settlement process and our systems may limit our ability to decline to extend short-term credit in such circumstances. For some types of customers, we provide credit to allow them to leverage their portfolios, which increases our potential loss if the customer experiences credit difficulties. From time to time, we may assume concentrated credit risk at the individual obligor, counterparty or guarantor level. In addition, we may from time to time be exposed to concentrated credit risk at the industry or country level, potentially exposing us to a single market or political event or a correlated set of events. We are also generally not able to net exposures across counterparties that are affiliated entities and may not be able in all circumstances to net exposures across multiple products to the same legal entity. As a consequence, we may incur a loss in relation to one entity or product even though our exposure to one of its affiliates or across product types is over-collateralized. Moreover, not all of our counterparty exposure is secured, and when our exposure is secured, the realizable market value of the collateral may be less at the time we exercise rights against that collateral than the value of the secured obligations. This risk may be particularly acute if we are required to sell the collateral into an illiquid or temporarily impaired market. See, for example, “—We are exposed to the risk of losses as a result of certain customer relationships with Lehman Brothers.” In some cases, we have indemnified customers against a shortfall in the value of collateral that secures certain repurchase obligations of third parties to such customers.

In addition, our customers often purchase securities or other financial instruments from a broker/dealer under repurchase arrangements, frequently as a method of reinvesting the cash collateral they receive from lending their securities. Under these arrangements, the broker/dealer is obligated to repurchase these securities or financial instruments from the customer at the same price at some point in the future. The anticipated value of the collateral is intended to exceed the broker/dealer’s repayment obligation. In certain cases, we agree to indemnify our customers from any loss that would arise upon a default by the counterparty if the proceeds from the disposition of the securities or other financial assets is less than the amount of the repayment obligation by the customer’s counterparty. In those instances, we, rather than our customer, are exposed to the risks associated with counterparty default and collateral value.

Certain assets on our consolidated balance sheet are entitled to the benefit of guarantees from monoline insurance companies. Certain of these insurance companies have experienced significant deterioration in their financial condition, including one that has suspended all payments on its contractual obligations, and may not continue to perform their guarantee obligations. To the extent assets require credit support from the guarantors to be able to pay principal and interest in full and the guarantor does not or is not able to make payments required under the guarantee, we are exposed to risk of loss.

We are exposed to the risk of losses as a result of certain customer relationships with Lehman Brothers.

We had indemnification obligations with respect to customer repurchase agreements with Lehman. In the case of some of our customers that entered into repurchase agreements with a U.S.-based Lehman affiliate, we indemnified obligations totaling $1 billion and, following the bankruptcy of Lehman, paid this amount to our customers. Upon such payments, we took possession of the collateral, consisting of commercial real estate obligations, that was subject to our customers’ repurchase agreements with Lehman. Based upon our assessment of the likely proceeds to be received from the disposition or maturity of this collateral in light of the then current market environment, during the third quarter of 2008, we established a reserve of $200 million to cover the difference between the estimated fair value of the collateral at the time and the payment we made to our customers. As we do with our investment portfolio, we continue to evaluate the value of the collateral. In the first quarter of 2009, we recorded a provision for loan losses of $84 million in connection with this collateral. Upon further evaluation or changes in market conditions, we may incur additional charges if the value of the collateral deteriorates. In addition, upon disposition or maturity of the collateral, the loss incurred may be greater.

In addition to the foregoing repurchase agreements, certain customers had entered into repurchase agreements with Lehman’s U.K. affiliate. We have repaid those customers and taken possession of the related collateral; however, we believe that the proceeds from the disposition or maturity of the collateral will be at least equal to the amount we paid to such customers and, consequently, have not established a reserve related to those agreements. It is possible that we will incur losses relating to these agreements in the future.

We appointed Lehman as sub-custodian or prime broker for some of our custody customers and some investment funds managed by SSgA. For custody customers, we made this appointment at their direction. In the case of investment funds managed by SSgA, we appointed Lehman in our capacity as manager of those funds. As of September 15, 2008, the date Lehman was placed in administration, our custody customers had claims against Lehman of approximately $325 million, and our investment funds had claims against Lehman of approximately $312 million, both in connection with Lehman’s role as a sub-custodian or prime broker. Estimating the actual amount or timing of any recovery on our clients’ and funds’ claims against Lehman is currently not possible. While we believe that we acted appropriately in appointing Lehman as a sub-custodian and a prime-broker, some customers who invested in the funds managed by SSgA have commenced litigation against us seeking compensation for their losses. Resolution of these disputes could adversely affect our financial condition and results of operations.

If all or a significant portion of the unrealized losses in investment securities on our consolidated balance sheet were determined to be other-than-temporarily impaired, we would recognize a material charge to our earnings and our capital ratios would be adversely impacted.

The following table summarizes the amount of after-tax net unrealized losses associated with investment securities on our consolidated balance sheet, including the portfolio holdings of the asset-backed commercial paper conduits which we consolidated onto our consolidated balance sheet effective May 15, 2009. The securities reflected in the table under the column “Asset-Backed Commercial Paper Conduits” were consolidated onto our consolidated balance sheet at fair value at the date of consolidation, as a result of which we recorded a pre-tax extraordinary loss of approximately $6.1 billion (or approximately $3.7 billion after-tax):

	After-Tax Unrealized Losses on
	Available-for-Sale Investment Securities On Consolidated Balance Sheet	Held-to-Maturity Investment Securities On Consolidated Balance	Asset-Backed Commercial Paper Conduits
		(dollars in billions)
May 15, 2009	$3.2	$2.1		(1)
March 31, 2009	3.6	2.3	$3.6
December 31, 2008	4.1	2.3	3.6

(1)	Because these assets were consolidated on our consolidated balance sheet as of May 15, 2009 and a related loss was recorded in our income statement, no unrealized losses are attributable to such assets as of May 15, 2009. In future periods, any unrealized losses on the conduit assets would be reflected in amounts disclosed with respect to our investment securities portfolio.

Generally, the fair value of such securities is based upon information supplied by third-party sources. Market values for the securities in our portfolio declined significantly during 2008 as liquidity and pricing generally in the capital markets was disrupted. When the fair value of a security declines, management must assess whether that decline is “other-than-temporary.” See “—We must apply significant judgment to assign fair values to our assets, and we may not be able to realize these values, or any value, if these assets were sold.” When management reviews whether a decline in fair value is other than temporary, it considers numerous factors, many of which involve significant judgment. During 2008 and 2009, rating agencies imposed an increasing number of downgrades and credit watches on the securities in our investment portfolio, which contributed to the decline in market values. Any continued increase in downgrades and credit watches may contribute to a further decline in market values. More generally, market conditions continue to be volatile, and we can provide no assurance that the amount of the unrealized losses will not increase.

To the extent that any portion of the unrealized losses in these portfolios is determined to be other-than-temporarily impaired, we will recognize a charge to our earnings in the quarter during which such determination is made and our capital ratios will be adversely impacted. If any such charge is significant, a rating agency might downgrade our credit rating or put us on credit watch. Our credit rating was downgraded by each of the principal rating agencies during the first quarter of 2009. A further downgrade or a significant reduction in our capital ratios might adversely impact our ability to access the capital markets or might increase our cost of capital. Even if we do not determine that the unrealized losses associated with these portfolios require an impairment charge, increases in such unrealized losses adversely affect our tangible common equity ratio, which may adversely affect credit rating agency and investor sentiment toward us. Such negative perception also may adversely affect our ability to access the capital markets or might increase our cost of capital.

Our business activities expose us to liquidity and interest-rate risk.

In our business activities, we assume liquidity and interest-rate risk in our investment portfolio of longer-and intermediate-term assets, which is funded in large part by our customer deposit base. Similarly, after consolidation of our commercial paper conduits, we may fund the portfolio of intermediate term assets held by the conduits through our customer deposit base, by the conduits issuing commercial paper or by drawing upon other short-term liquidity sources. In addition, we may be exposed to liquidity or other risks in managing asset pools for third parties that are funded on a short-term basis, or where the customers participating in these products have a right to the return of cash or assets on limited notice. These business activities include, among others, securities finance collateral pools, money market and other short-term investment funds and liquidity facilities in connection with municipal bond programs.

We must apply significant judgment to assign fair values to our assets, and we may not be able to realize these values, or any value, if these assets were sold.

As of March 31, 2009, including the effect of master netting agreements, approximately 46% of our consolidated total assets and approximately 5% of our consolidated total liabilities were carried at fair value on a recurring basis. Current accounting standards require us to categorize these assets and liabilities according to a fair value valuation hierarchy. On the same basis, approximately 39% of our assets and approximately 5% of our liabilities were categorized in level 2 of the valuation hierarchy (meaning that their fair value was determined by reference to quoted prices for similar assets or liabilities or other observable inputs) or level 3 (meaning that their fair value was determined by reference to inputs that are unobservable in the market and therefore require a greater degree of management judgment). Effective May 15, 2009, as a result of the consolidation for financial reporting purposes onto our consolidated balance sheet of the conduits, the percentage of the assets on our consolidated balance sheet that are classified as level 3 for purposes of SFAS No. 157 has increased. See “—The consolidation for financial reporting purposes of our asset-backed commercial paper conduits may increase the volatility of our net interest income, changes the composition of the assets on our consolidated balance sheet and may require that we change the manner in which we fund those assets.”

The determination of fair value for financial assets and liabilities categorized in level 2 or 3 involves significant judgment due to the complexity of factors contributing to the valuation, many of which are not readily observable in the market. The current market disruptions make valuation even more difficult and subjective. In addition, we have historically placed a high level of reliance on information obtained from third-party sources to measure fair values. Third-party sources also use assumptions, judgments and estimates in determining securities values, and different third parties use different methodologies or provide different prices for securities.

In addition, the nature of the market participant that is valuing the securities at any given time could impact the valuation of the securities. For example, investment banks, such as the underwriters of our public offerings, may value our securities differently than securities pricing providers. Moreover, depending upon, among other things, the measurement date of the security, the subsequent sale price of the security may be different from its recorded fair value. These differences may be significant, especially if the security is sold during a period of illiquidity or market disruption or as part of a large block of securities under a forced transaction.

Adverse conditions in the economy or financial markets may simultaneously trigger adverse events affecting multiple aspects of our business.

Adverse economic or financial market conditions could simultaneously adversely affect several aspects of our business. For example, decreases in equity market valuations adversely impact the fee revenue we receive from both asset servicing and asset management, since both business lines employ fee structures that are determined in significant part by the percentage of assets under custody, administration or management. If multiple aspects of our business are simultaneously impacted by economic or financial market conditions or other events, the demands on our liquidity may exceed our resources.

We may need to raise additional capital in the future, which may not be available to us or may only be available on unfavorable terms.

As a result of continued disruption in the financial markets or other developments having an adverse effect on our capital ratios, we may need to raise additional capital in order to maintain our credit ratings or for other purposes. However, our ability to access the capital markets, if needed, will depend on a number of factors, including the state of the financial markets. Accordingly, we cannot assure you of our ability to raise additional capital, if needed, on terms acceptable to us.

If our custody customers experience high levels of redemption requests from their investors, or if high volumes in the securities markets disrupt normal settlements, we may provide significant and unanticipated overdraft availability, exposing us to risk of loss.

We provide custody and related services for mutual funds and other collective investment vehicles managed by unaffiliated managers. Generally, these affiliated and unaffiliated collective investment pools offer investors liquidity on a daily basis or with notice periods of a month or less. During periods of disruption in the financial markets, failures in the settlement process tend to increase, and investor demand for liquidity from these investment pools can be extremely high relative to normal cash levels maintained by those funds. In such circumstances, we may, but generally are not required to, provide short-term extensions of credit. For example, during the second half of 2008, we funded higher-than-normal levels of overdrafts by unaffiliated mutual funds and other collective investment vehicles, with particular liquidity requirements by money market funds. The provision of such overdraft availability may affect the size of our balance sheet, which, in the absence of additional capital, could adversely affect our capital ratios. In addition, if these overdrafts are substantial relative to the net assets of the investment pool, we may be subject to the risk that the investment pool is unable to liquidate assets to pay down the overdraft or that a decline in the value of the investment pool’s assets may result in the fund not having sufficient assets to satisfy its obligation to repay the overdrafts, exposing us to risk of loss.

Our reputation and business prospects may be damaged if our customers incur substantial losses in investment pools where we act as agent.

Our management of collective investment pools on behalf of customers exposes us to reputational risk. The incurrence by our customers of substantial losses in these pools, particularly in money market funds (where there is a general market expectation that net asset value will not drop below $1.00 per share), in situations where we make distributions in-kind to satisfy redemption requests or in circumstances where one of our investment strategies significantly underperforms the market or our competitors’ products, could result in significant harm to our reputation and significantly and adversely affect the prospects of our associated business units. In some very limited circumstances, and consistent with applicable regulatory requirements, we may compensate investment pools for all or a portion of the pool’s losses even though we are not statutorily or contractually obligated to do so. Because we often implement investment and operational decisions and actions over multiple investment pools to achieve scale, we face increased risk that losses, even small losses, may have a significant effect in the aggregate.

A failure or inability to provide support to investment pools could damage our reputation among current or prospective customers. For example, during the first and fourth quarters of 2008, we elected to provide support to stable value accounts managed by SSgA. These accounts, offered to retirement plans, allow participants to purchase and redeem units at a constant net asset value regardless of volatility in the underlying value of the assets held by the account. The accounts enter into contractual arrangements with third-party financial institutions that agree to make up any shortfall in the account if all the units are redeemed at the constant net asset value. These financial institutions have the right, under certain circumstances, to terminate this guarantee with respect to future investments in the account. During 2008, the liquidity and pricing issues in the fixed-income markets adversely impacted the market value of the securities in these accounts to the point that the third-party guarantors considered terminating their financial guarantees with the accounts.

During the first quarter of 2008, although we were not statutorily or contractually obligated to do so, we contributed $160 million to these accounts. In addition, during the fourth quarter of 2008, although we were not statutorily or contractually obligated to do so, we elected to purchase approximately $2.49 billion of debt securities from these accounts that had been identified as presenting increased risk in the current market environment, and to contribute an aggregate of $450 million to the accounts, to improve the ratio of the market value of the accounts’ portfolio holdings to the book value of the accounts. This election to contribute $450 million to the accounts resulted in a fourth quarter 2008 charge of $450 million. Any future decision by us to provide financial support to our investment pools would potentially result in the recognition of significant losses and could in certain situations require us to consolidate the investment pools onto our balance sheet. A failure or inability to provide such support could damage our reputation among current and prospective customers. Any termination by a third-party guarantor of its guarantee could, if we were unable to replace the guarantee, adversely affect our business or result in litigation.

We may be exposed to customer claims, financial loss, reputational damage and regulatory scrutiny as a result of transacting purchases and redemptions relating to the unregistered cash collateral pools underlying our securities lending program at a net asset value of $1.00 per unit rather than a lower net asset value based upon market value of the underlying portfolios.

A portion of the cash collateral received by customers under our securities lending program is invested in cash collateral pools that we manage. Interests in these cash collateral pools are held by unaffiliated customers and by registered and unregistered investment funds that we manage. Our cash collateral pools that are money market funds registered under the Investment Company Act of 1940 are required to maintain, and have maintained, a constant net asset value of $1.00 per unit. The remainder of our cash collateral pools are bank collective investment funds that are not required to be registered under the Investment Company Act. These unregistered cash collateral pools seek, but are not required, to maintain, and transact purchases and redemptions at, a constant net asset value of $1.00 per unit. At March 31, 2009, December 31, 2008 and December 31, 2007, the aggregate net asset value of these unregistered cash collateral pools (based on a constant net asset value of $1.00) was approximately $122 billion, $122 billion and $194 billion, respectively.

Throughout 2008 and currently, these unregistered cash collateral pools have continued to transact purchases and redemptions at a constant net asset value of $1.00 per unit even though the market value of the unregistered cash collateral pools’ portfolio holdings, determined using pricing from third-party pricing sources, has been below $1.00 per unit. At March 31, 2009, the net asset value, based on the market value of our unregistered cash collateral pools, ranged from $0.904 to $1.00, with the weighted-average net asset value on that date equal to $0.947. A substantial portion of the decline in the market value of these assets occurred in the fourth quarter of 2008. We believe that our practice of continuing to effect purchases and redemptions at $1.00 per unit at the unregistered cash collateral pools, notwithstanding the underlying portfolios having a market value of less than $1.00 per unit, is consistent with the practices of other securities lending agents and in compliance with the terms of our unregistered cash collateral pools. We have continued this practice for a number of reasons, including the fact that none of the securities in the cash collateral pools is currently in default or considered to be impaired, and that there are restrictions on withdrawals from the collective investment funds. Currently, we require direct participants in the collateral pools who wish to redeem their interests in the pools, other than in connection with the operation of the securities lending program, to accept redemption proceeds in the form of in-kind distributions. Moreover, the cash collateral pools have adequate sources of liquidity, from normal lending activity under the securities lending program, in order not to be required for liquidity purposes to sell securities the values of which have been adversely impacted by the lack of liquidity in the fixed-income markets. If we continue to transact purchases and redemptions from the unregistered cash collateral pools based upon a constant $1.00 per unit net asset value and the liquid assets of these pools turn out to be insufficient to support redemption activity at such value or the pools suffer material credit losses on their underlying portfolio holdings, investors in the unregistered cash collateral pools may seek to hold us responsible for any shortfall due to prior redemptions at a value above the market value of the underlying portfolio or as a result of any such portfolio defaults.

Moreover, a broad range of unregistered collective investment pools that SSgA manages, referred to as lending funds, participate in our securities lending program and as a result hold interests in certain of the unregistered cash collateral pools described above. The lending funds continue to purchase and redeem units of the lending funds at prices that assign a $1.00 value to units of the collateral pools held by such funds. If it was determined that the historical or prospective transaction valuation for purchase or redemption of units of the lending funds should reflect a valuation of the units of the collateral pools of less than $1.00, lending fund investors may claim that they overpaid for their investment, or that investors who redeemed their units at prices that reflect a valuation of units of the collateral pools of $1.00 were overcompensated, and seek to hold us responsible for their alleged investment loss. For financial reporting purposes, the lending funds’ financial statements for the period ended December 31, 2008 reflected net asset values for the lending funds based upon a valuation of the units of the collateral pools at market value rather than at the $1.00 transaction value. If we continue to transact purchases and redemptions of units of the lending funds based upon the $1.00 transaction value of the collateral pools rather than their financial statement reported value, such potential exposure would likely increase over time. Since the percentage of a lending fund’s assets on loan varies based on the fund’s investment focus and with changes in market demand, the potential impact of this issue on the net asset value of the lending fund will vary significantly, but in some cases may be material.

In an effort to provide investors in the lending funds equal access to liquidity in the collateral pools and limit the need to sell portfolio securities into an illiquid market in order to meet redemption requests, in March 2009 we established restrictions on the percentage of an investor’s interest in a lending fund that may be redeemed in any month. These restrictions, which do not apply to participant level activity in defined contribution plans, are more definitive and potentially more restrictive than those we initially implemented in October 2008. Investors in the lending funds have objected to, and may claim to have been harmed by, such limitations on liquidity of their investment, notwithstanding our right to implement such restrictions under the governing documents for such funds. As a result, our reputation as an asset manager and the marketability of these lending funds may be adversely affected and participants in our lending funds may seek to be compensated for any loss they incurred or allege to have incurred resulting from either the valuation of the units of the lending funds or restrictions on the liquidity of such units. An indirect participant in certain of the lending funds has commenced a putative class action on behalf of all investors in the lending funds that are benefit plans subject to the Employee Retirement Income Security Act. The class action claim alleges, among other things, failure to exercise prudence in the management of the collateral pools and seeks both damages and injunctive relief. Claims asserted in the purported class action or by other investors in the unregistered cash collateral pools or our lending funds could have a material impact on our consolidated financial condition and results of operations and may result in regulatory scrutiny of our securities lending program.

Our plan to reduce operating costs and support long-term growth may not achieve its intended objectives.

During the fourth quarter of 2008, we recorded charges of $306 million in connection with a restructuring plan. The plan is intended to reduce our future operating costs, including through global workforce reductions that we substantially completed in the first quarter of 2009, in order to support our long-term growth while aligning the organization to meet the challenges and opportunities presented by the current market environment. Our restructuring plan and other workforce management issues may impair our ability to achieve anticipated operating cost reductions or may otherwise harm our business.

If we are unable to continuously attract deposits and other short-term funding, our consolidated financial condition, including our capital ratios, our results of operations and our business prospects could be harmed.

Liquidity management is critical to the management of our consolidated balance sheet and to our ability to service our customer base. We generally use our sources of funds to:

•	extend credit to our customers in connection with our custody business;

•	meet demands for return of funds on deposit by customers; and

•	manage the pool of intermediate-and longer-term assets that are included in the investment securities on our consolidated balance sheet.

Because the demand for credit by our customers is difficult to forecast and control, and may be at its peak at times of disruption in the securities markets, and because the average maturity of our investment portfolio is significantly longer than the contractual maturity of our deposit base, we need to continuously attract, and are dependent upon, access to various sources of short-term funding.

In managing our liquidity, our primary source of short-term funding is customer deposits, which are predominantly transaction-based deposits by institutional investors. Our ability to continue to attract these deposits, and other short-term funding sources such as certificates of deposit and commercial paper, is subject to variability based upon a number of factors, including volume and volatility in the global securities markets, the relative interest rates that we are prepared to pay for these liabilities and the perception of safety of those deposits or short-term obligations relative to alternative short-term investments available to our customers, including in the capital markets. For example, the disruption in the global fixed-income securities markets, which began in the third quarter of 2007 and is continuing, had a substantially greater impact upon liquidity and valuations in those markets than has historically been experienced. In addition, liquidity in the inter-bank market, as well as the markets for commercial paper, certificates of deposit and other short-term instruments, significantly contracted starting in 2008. The availability and cost of credit in short-term markets is highly dependent upon the markets’ perception of our liquidity and creditworthiness. Our efforts to monitor and manage liquidity risk may not be successful or sufficient to deal with dramatic or unanticipated changes in the global securities markets or other event-driven reductions in liquidity. In such events, our cost of funds may increase, thereby reducing our net interest revenue, or we may need to dispose of a portion of our investment portfolio, which, depending upon market conditions, could result in our realizing a loss.

If we are unable to successfully invest customer deposits our business may be adversely affected.

During the current market disruptions, we have experienced substantial inflows of liquid assets, particularly customer deposits, as short-term deposits with us became more attractive relative to other short-term investment options. However, the contraction in the number of counterparties for which we had a favorable credit assessment has made it difficult to invest, even on an overnight basis, all of our available liquidity, which has adversely impacted the rate of return that we earned on these assets. As a result of this contraction of counterparties during the current market disruptions, we have frequently placed deposits with government central banks, resulting in a minimal rate of return. If we continue to face difficulty investing these assets, our ability to attract customer deposits may be harmed, which would in turn harm our business and our results of operations.

Any downgrades in our credit ratings could adversely affect our borrowing costs, capital costs and liquidity and cause reputational harm.

Various independent rating agencies publish credit ratings for our debt obligations based on their evaluation of a number of factors, some of which relate to our performance and other corporate developments, including financings, acquisitions and joint ventures, and some of which relate to general industry conditions. We anticipate that the rating agencies will review our ratings regularly based on our results of operations and developments in our business. We cannot assure you that we will continue to maintain our current ratings. The current market environment and exposure to other financial institution counterparties increases the risk that we may not maintain our current ratings. Downgrades in our credit ratings may adversely affect our borrowing costs, our capital costs and our ability to raise capital and, in turn, our liquidity. A failure to maintain an acceptable credit rating may also preclude us from being competitive in certain products, may be negatively perceived by our customers or counterparties or may have other adverse reputational effects.

An actual or perceived reduction in our financial strength may cause others to reduce or cease doing business with us.

Our counterparties, as well as our customers, rely upon our financial strength and stability and evaluate the risks of doing business with us. If we experience diminished financial strength or stability, actual or perceived, including due to market or regulatory developments, our announced or rumored business developments or results of operations, a decline in our stock price or a reduced credit rating, our counterparties may become less willing to enter into transactions, secured or unsecured, with us, our customers may reduce or place limits upon the level of services we provide them or seek other service providers and our prospective customers may select other service providers. The risk that we may be perceived as less creditworthy relative to other market participants is increased in the current market environment, where the consolidation of financial institutions, including major global financial institutions, is resulting in a smaller number of much larger counterparties and competitors. If our counterparties perceive us to be a less viable counterparty, our ability to enter into financial transactions on terms acceptable to us or our customers, on our or our customers’ behalf, will be materially compromised. If our customers reduce their deposits with us or select other service providers for all or a portion of the services we provide them, our net interest revenue and fee revenue will decrease accordingly.

Our businesses may be negatively affected by adverse publicity or other reputational harm.

Our relationship with many of our customers is predicated upon our reputation as a fiduciary and a service provider that adheres to the highest standards of ethics, service quality and regulatory compliance. Adverse publicity, regulatory actions, litigation, operational failures, the failure to meet customer expectations and other issues could materially and adversely affect our reputation, our ability to attract and retain customers or our sources of funding. Preserving and enhancing our reputation also depends on maintaining systems and procedures that address known risks and regulatory requirements, as well as our ability to identify and mitigate additional risks that arise due to changes in our businesses and the marketplaces in which we operate, the regulatory environment and customer expectations. If any of these developments has a material effect on our reputation, our business will suffer.

Governmental responses to current market disruptions may be inadequate, may have unintended consequences and may increase our costs.

In response to current market disruptions, legislators and financial regulators have taken a number of steps to stabilize the financial markets. These steps included the Emergency Economic Stabilization Act of 2008, the American Recovery and Reinvestment Act of 2009, the provision of other direct and indirect assistance to distressed financial institutions, assistance by the banking authorities in arranging acquisitions of weakened banks and broker/dealers, implementation of programs by the Federal Reserve to provide liquidity to the commercial paper markets and temporary prohibitions on short sales of certain financial institution securities. The overall effects of these and other legislative and regulatory efforts on the financial markets are uncertain, and may not have the intended stabilization effects. In addition to these actions in the U.S., other governments have taken regulatory and other steps to support financial institutions, to guarantee deposits and to seek to stabilize the financial markets. Should these or other legislative or regulatory initiatives fail to stabilize the financial markets, our business, financial condition, results of operations and prospects could be materially and adversely affected.

Political bodies have also increasingly scrutinized the financial services industry. Additional legislative and regulatory measures are under consideration that could substantially increase regulation of the financial services industry and impose restrictions on the operations and general ability of firms within the industry to conduct business consistent with historical practices, including with respect to compensation, interest rates and the impact of bankruptcy proceedings on consumer real property mortgages. In addition, state governmental authorities have also become increasingly active in conducting investigations on matters impacting the financial markets.

These measures may have unintended consequences on the global financial system or our businesses, including increasing competition, reducing our competitive position, increasing the general level of uncertainty in the markets or favoring or disfavoring certain lines of business, institutions or depositors. We may need to modify our strategies, businesses or operations, and we may incur increased capital requirements and constraints or additional costs in order to satisfy new regulatory requirements or to compete in a changed business environment.

Our participation in the U.S. Treasury’s TARP capital purchase program restricts our ability to increase dividends on our common stock, undertake stock repurchase programs and compensate our employees.

In October 2008, the U.S. Treasury invested $2 billion in State Street pursuant to the TARP capital purchase program. The terms of the TARP capital purchase program require us to pay cumulative preferred dividends to Treasury and restrict our ability to increase dividends on our common stock, redeem Treasury’s investment without receiving high-quality replacement capital, undertake common stock repurchase programs and compensate our employees. In February 2009, the American Recovery and Reinvestment Act, among other things, retroactively imposed additional compensation and governance restrictions on participants in the program. Additional restrictions may be imposed by Treasury or Congress on us at a later date, and these restrictions may also apply to us retroactively. These restrictions may have a material adverse effect on our operations, revenue and financial condition, on our ability to pay dividends or on our ability to retain or attract talented executives and other employees. The process and timing for the repayment of the U.S. Treasury’s investment continues to be uncertain and may be subject to changing requirements imposed by our regulators.

Government-imposed limitations on short sales and investor decisions to reduce short selling may harm our securities finance revenues.

Government-imposed prohibitions and restrictions on short sales of securities, designed to address perceived market abuses, negatively impacted the value of securities on loan during 2008. Although many of these restrictions have expired, regulators are actively considering new restrictions on short sales, and continued

reductions in the overall volume of short sales likely would decrease our securities finance revenue. In addition, media and regulatory focus on short selling, and losses incurred in securities finance programs sponsored by other financial institutions, have caused some institutional investors to reduce or eliminate their securities finance programs. Continued investor avoidance of short sales or renewed regulatory prohibitions on short sales would affect our business model and the demand for our services, and both our revenue from securities finance operations and the liquidity and market value of the collateral pools in which our customers invest may be adversely affected.

Because our fee income is based in part on the value of assets under custody or management, our business could be adversely affected by further declines in asset values.

The significant declines in equity and other financial markets globally during 2008 and during portions of 2009 have adversely affected and are likely to continue to adversely affect our fee revenue, which is based in part upon the value of assets under custody, administration or management. The lower levels of equity indices during the first quarter of 2009 resulted in significant declines in our fee income in the first quarter of 2009 compared to the corresponding period of 2008, and to the extent equity market levels remain depressed during 2009, would continue to adversely impact our fee income. Further deterioration or a continuation of current market conditions is likely to lead to a continued decline in the value of assets under custody, administration or management, which would reduce our asset-based fee revenue and may adversely affect other transaction-based revenue, such as securities finance revenue, and the volume of transactions that we execute for our customers. Many of the costs of providing our services are relatively fixed. Therefore, any such decline in revenue would have a disproportionate effect on our earnings.

The illiquidity and volatility of global fixed-income and equity markets has affected our ability to effectively and profitably manage our investment pools and may make our products less attractive to customers.

We manage assets on behalf of customers in several forms, including in collective investment pools, including money market funds, securities finance collateral pools, cash collateral and other cash products and short-term investment funds. In addition to the impact on the market value of customer portfolios, the illiquidity and volatility of both the global fixed-income and equity markets have negatively affected our ability to manage customer inflows and outflows from our pooled investment vehicles. Within our asset management business, we manage investment pools, such as mutual funds and collective investment funds, that generally offer our customers the ability to withdraw their investments on short notice, generally daily or monthly. This feature requires that we manage those pools in a manner that takes into account both maximizing the long-term return on the investment pool and retaining sufficient liquidity to meet reasonably anticipated liquidity requirements of our customers.

During the current market disruptions, the liquidity in many asset classes, particularly short-and long-term fixed-income securities, has declined dramatically, and providing liquidity to meet all customer demands in these investment pools without adversely impacting the return to non-withdrawing customers has become more difficult. For customers that invest directly or indirectly in certain of the collateral pools and seek to terminate participation in lending programs, we have required, in accordance with the applicable customer arrangements, that these withdrawals from the collateral pools take the form of partial in-kind distributions of securities, and in the case of SSgA funds that engage in securities lending, we have implemented limitations on the portion of an investor’s interest in such fund that may be withdrawn during any month, although such limitations do not apply to participant directed activity in defined contribution plans. If higher than normal demands for liquidity from our customers continue or increase, it could become more difficult to manage the liquidity requirements of our collective investment pools and, as a result, we may elect (or in some situations be required) to support the liquidity of these pools. If the liquidity in the fixed-income markets were to deteriorate further or remain disrupted for a prolonged period, our relationship with our customers may be adversely affected, levels of redemption activity could increase and our results of operations and business prospects could be adversely impacted.

In addition, if a money market fund that we manage were to have unexpected liquidity demands from investors in the fund that exceeded available liquidity, the fund could be required to sell assets to meet those redemption requirements, and it may then be difficult to sell the assets held by the fund at a reasonable price, if at all.

Alternatively, although we have no such arrangements currently in place, we have in the past, and may in the future, guaranteed liquidity to investors desiring to make withdrawals from a fund, and a significant amount of such guarantees could adversely affect our own liquidity and financial condition. Because of the size of the investment pools that we manage, we may not have the financial ability or regulatory authority to support the liquidity demands of our customers. The extreme volatility in the equity markets has led to potential for the return on passive and quantitative products deviating from their target return. The temporary closures of securities exchanges in certain markets, such as occurred in Brazil and Russia in the second half of 2008, or artificial floors such as the one implemented in Pakistan, create a risk that customer redemptions in pooled investment vehicles may result in significant tracking error and underperformance relative to stated benchmarks. Any failure of the pools to meet redemption requests or to underperform relative to similar products offered by our competitors could harm our business and our reputation.

We are subject to intense competition in all aspects of our business, which could negatively affect our ability to maintain or increase our profitability.

The markets in which we operate across all facets of our business are both highly competitive and global. We have experienced, and anticipate that we will continue to experience, pricing pressure in many of our core businesses. Many of our businesses compete with other domestic and international banks and financial services companies, such as custody banks, investment advisors, broker-dealers, outsourcing companies and data processing companies. Ongoing consolidation within the financial services industry could pose challenges in the markets we serve, including potentially increased downward pricing pressure across our businesses. Many of our competitors, including our competitors in core services, have substantially greater capital resources than we do. In some of our businesses, we are service providers to significant competitors. These competitors are in some instances significant customers, and the retention of these customers involves additional risks, such as the avoidance of actual or perceived conflicts of interest and the maintenance of high levels of service quality. The ability of a competitor to offer comparable or improved products or services at a lower price would likely negatively affect our ability to maintain or increase our profitability. Many of our core services are subject to contracts that have relatively short terms or may be terminated by our customer after a short notice period. In addition, pricing pressures as a result of the activities of competitors, customer pricing reviews, and rebids, as well as the introduction of new products, may result in a reduction in the prices we can charge for our products and services.

If we fail to attract new customers and cross-sell additional products and services to our existing customers, our prospects for growth may be harmed.

Our strategy for growth depends upon both attracting new customers and cross-selling additional products and services to our existing customer base. To the extent that we are not able to achieve these goals, we may not be able to meet our financial goals. In addition, our proactive cross-selling of multiple products and services to our customers can exacerbate the negative financial effects associated with the risk of loss of any one customer.

Development of new products and services may impose additional costs on us and may expose us to increased operational risk.

Our financial performance depends, in part, on our ability to develop and market new and innovative services and to adopt or develop new technologies that differentiate our products or provide cost efficiencies, while avoiding increased related expenses. The introduction of new products and services can entail significant time and resources. Substantial risks and uncertainties are associated with the introduction of new products and services, including technical and control requirements that may need to be developed and implemented, rapid technological change in the industry, our ability to access technical and other information from our customers and the significant and ongoing investments required to bring new products and services to market in a timely manner at competitive prices. Regulatory and internal control requirements, capital requirements, competitive alternatives and shifting market preferences may also determine if such initiatives can be brought to market in a manner that is timely and attractive to our customers. Failure to manage successfully these risks in the development and implementation of new products or services could have a material adverse effect on our business, as well as our results of operations and financial condition.

It may be difficult and costly to protect our intellectual property rights, and we may not be able to ensure their protection.

We may be unable to protect our intellectual property and proprietary technology effectively, which may allow competitors to duplicate our technology and products and may adversely affect our ability to compete with them. To the extent that we are not able to protect our intellectual property effectively through patents or other means, employees with knowledge of our intellectual property may leave and seek to exploit our intellectual property for their own or others’ advantage. In addition, we may infringe upon claims of third-party patents, and we may face intellectual property challenges from other parties. We may not be successful in defending against any such challenges or in obtaining licenses to avoid or resolve any intellectual property disputes. The intellectual property of an acquired business, such as that of Currenex, Inc., acquired in 2007, may be an important component of the value that we agree to pay for such a business. However, such acquisitions are subject to the risks that the acquired business may not own the intellectual property that we believe we are acquiring, that the intellectual property is dependent upon licenses from third parties, that the acquired business infringes upon the intellectual property rights of others, or that the technology does not have the acceptance in the marketplace that we anticipated.

We may be unable to increase the portion of our management fee revenue that is generated from enhanced index and actively managed products, and the investment performance of these products may result in a reduction in the fees that we earn.

Over the past several years, we have sought to increase the portion of our management fee revenue generated from enhanced index and actively managed products, with respect to which we generally receive fees at higher rates compared to passive products. We may not be able to grow this segment of our business at a rate that is consistent with our business and financial goals. The amount of assets we are able to attract and retain in active strategies depends on the performance of such products relative to competitive products in the institutional marketplace. In addition, with respect to certain of our enhanced index and actively managed products, we have entered into performance fee arrangements, where the management fee revenue we earn is based on the performance of managed funds against specified benchmarks. The reliance on performance fees increases the potential volatility of our management fee revenue. If investment performance in our asset management business fails to meet either benchmarks or the performance of our competitors, we could experience a decline in assets under management and a reduction in the fees that we earn, irrespective of economic or market conditions.

Our business is subject to risks from foreign exchange movements.

The degree of volatility in foreign exchange rates can affect our foreign exchange trading revenue. In general, increased currency volatility may increase our market risk, and our foreign exchange revenue, all other things being equal, is likely to decrease during times of decreased currency volatility. In addition, as our business grows globally, our exposure to changes in foreign currency exchange rates could affect our levels of revenue, expense and earnings, as well as the value of our investment in our non-U.S. operations.

Our revenues and profits are sensitive to changes in interest rates.

Our financial performance could be negatively affected by changes in interest rates as they impact our asset and liability management activities. The levels of interest rates in global markets, changes in the relationship between short- and long-term interest rates, the direction and speed of interest-rate changes, and the asset and liability spreads relative to the currency and geographic mix of our interest-earning assets and interest-bearing liabilities, affect our net interest revenue. Our ability to anticipate these changes or to hedge the related exposures on and off our consolidated balance sheet can significantly influence the success of our asset and liability management activities and the resulting level of our net interest revenue. The impact of changes in interest rates will depend on the relative durations of assets and liabilities in accordance with their relevant currencies. In general, sustained lower interest rates, a flat or inverted yield curve and narrow interest-rate spreads have a constraining effect on our net interest revenue.

Acquisitions, strategic alliances and divestiture pose risks for our business.

Acquisitions of complementary businesses and technologies, development of strategic alliances and divestiture of portions of our business, in addition to fostering organic growth opportunities, are an active part of our overall business strategy to remain competitive. The integration of acquisitions presents risks that differ from the risks associated with our ongoing operations. Our financial results would be significantly harmed by an inability to achieve the cost savings and other benefits that we anticipated in valuing an acquired business. We may not be able to effectively assimilate services, technologies, key personnel or businesses of acquired companies into our business or service offerings, alliances may not be successful, and we may not achieve related revenue growth or cost savings. We also face the risk of being unable to retain the customer bases of acquired companies or unable to cross-sell our products and services to its customers. Acquisitions of investment servicing businesses entail information technology systems conversions, which involve operational risks and may result in customer dissatisfaction and defection. Customers of asset servicing businesses that we have acquired may be competitors of our non-custody businesses. The loss of some of these customers or a significant reduction in revenues generated from them, for competitive or other reasons, would adversely affect the benefits that we expect to achieve from these acquisitions. In addition, we may not be able to successfully manage the divestiture of identified businesses on satisfactory terms, if at all, which would reduce any anticipated benefits to earnings.

With any acquisition, the integration of the operations and resources of the businesses could result in the loss of key employees, the disruption of our and the acquired company’s ongoing businesses, or inconsistencies in standards, controls, procedures and policies that could adversely affect our ability to maintain relationships with customers and employees or to achieve the anticipated benefits of the acquisition. Integration efforts may also divert management attention and resources. The acquisition and combination of a business with our operations may also expose us to risks from unknown or contingent liabilities with respect to which we may have no recourse against the seller. Acquisition transactions are often competitive auctions in which we have limited time and access to information to evaluate the risks inherent in the business being acquired, and no or limited recourse against the seller if undisclosed liabilities are discovered after we enter into a definitive agreement.

We may not achieve the benefits we sought in an acquisition, or, if achieved, those benefits may be achieved later than we anticipated. Failure to achieve anticipated benefits from an acquisition could result in increased costs and lower revenues than expected of the combined company. In addition, if the financial performance associated with an acquisition falls short of expectations, impairment charges associated with the goodwill or other intangible assets recorded as part of the acquisition may result.

Unavailability of financing may make future business acquisitions or dispositions difficult.

Our ability to make acquisitions in order to achieve greater economies of scale or to expand our product offering is dependent upon our financial resources and our ability to access the capital markets. In addition, our ability to dispose of businesses that no longer fit our business model may be difficult if attractive financing is not available to prospective buyers. Due to company-specific issues or lack of liquidity in the capital markets, our ability to expand through acquisitions or to dispose of businesses that no longer are strategic to us may be adversely affected.

We face significant regulatory hurdles when planning business acquisitions.

In connection with most acquisitions, before the acquisition can be completed, we must obtain various regulatory approvals or consents, which may include approvals of the Federal Reserve, the Massachusetts Commissioner of Banks and other domestic and foreign regulatory authorities. These regulatory authorities may impose conditions on the completion of the acquisition or require changes to its terms. Any such conditions, or any associated regulatory delays, could limit the benefits of the transaction.

Competition for our employees is intense, and we may not be able to attract and retain the highly skilled people we need to support our business.

Our success depends, in large part, on our ability to attract and retain key people. Competition for the best people in most activities in which we engage can be intense, and we may not be able to hire people or retain them, particularly in light of compensation restrictions applicable to us, as a participant in the TARP capital purchase program, under the Emergency Economic Recovery Act of 2008, as amended by the American Recovery and Reinvestment Act of 2009. The unexpected loss of services of one or more of our key personnel could have a material adverse impact on our business because of their skills, their knowledge of our markets, their years of industry experience and, in some cases, the difficulty of promptly finding qualified replacement personnel. Similarly, the loss of key employees, either individually or as a group, can adversely impact customer perception of our ability to continue to manage certain types of investment management mandates. In some of our businesses, we have experienced significant employee turnover, which increases costs, requires additional training and increases the potential for operational errors.

Long-term fixed-price contracts expose us to pricing and performance risk.

We enter into long-term fixed-price contracts to provide middle office or investment manager and hedge fund manager operations outsourcing services to customers, including services related but not limited to certain trading activities, cash reporting, settlement and reconciliation activities, collateral management and information technology development. The long-term contracts for these relationships require considerable up-front investment by us, including technology and conversion costs, and carry the risk that pricing for the products and services we provide might not prove adequate to generate expected operating margins over the term of the contracts. Profitability of these contracts is largely a function of our ability to accurately calculate pricing for our services and our ability to control our costs and maintain the relationship with the customer for an adequate period of time to recover our up-front investment. Our estimate of the profitability of these arrangements can be adversely impacted by declines in the assets under the customers’ management, whether due to general declines in the securities markets or customer specific issues. In addition, the profitability of these arrangements may be based on our ability to cross sell additional services to these customers, and we may be unable to do so.

In addition, performance risk exists in each contract, given our dependence on successful conversion and implementation onto our own operating platforms of the service activities provided. Our failure to meet specified service levels may also adversely affect our revenue from such arrangements, or permit early termination of the contracts by the customer. If the current decline in overall market securities valuations persists or our customers are unable to grow their businesses, these relationships may not be successful. If the demand for these types of services were to decline, we could see a decline in revenue.

We face significant risks developing and implementing our future business plans and strategies.

In order to maintain and grow our business, we must continuously make strategic decisions about our future business plans, including plans for entering or exiting business lines or geographic markets, plans for acquiring or disposing of businesses and plans to build new systems and other infrastructure. Our business, our results of operations and our financial position may be adversely affected by incorrect business and strategic decisions or improper implementation of our decisions. If the business decisions that we make prove erroneous, we may fail to be responsive to industry changes or customer demands. Moreover, the implementation of our decisions may involve significant capital outlays, often far in advance of when we expect to derive any related revenues, and therefore it may be difficult to alter or abandon plans without incurring significant loss.

We are exposed to operational risk, which could adversely affect our results of operations.

Operational risk is inherent in all of our activities. Our customers have a broad array of complex and specialized servicing, confidentiality and fiduciary requirements. We face the risk that the policies, procedures and systems we have established to comply with our operational requirements will fail, be inadequate or become outdated. We also face the potential for loss resulting from inadequate or failed internal processes, employee supervisory or monitoring mechanisms or other systems or controls, which could materially affect our future results of operations. Operational errors that result in us sending funds to a failing or bankrupt entity may be irreversible, and may subject us to losses. We may also be subject to disruptions from external events that are wholly or partially beyond our control, which could cause delays or disruptions to operational functions, including information processing and financial market settlement functions. In addition, our customers, vendors and counterparties could suffer from such events. Should these events affect us, or the customers, vendors or counterparties with which we conduct business, our results of operations could be negatively affected. When we record balance sheet reserves for probable loss contingencies from operational losses, we may be unable to accurately estimate our exposure, and any reserves we establish to cover operational losses may not be sufficient to cover our actual financial exposure, which may have a material impact on our consolidated financial condition or results of operations.

We depend on information technology, and any failures of our information technology systems could result in significant costs and reputational damage.

Our businesses depend on information technology infrastructure to record and process a large volume of increasingly complex transactions, in many currencies, on a daily basis, across numerous and diverse markets. Any interruptions, delays or breakdowns of this infrastructure could result in significant costs and reputational damage.

Cost shifting to foreign jurisdictions may expose us to increased operational risk and reputational harm and may not result in expected cost savings.

We actively strive to achieve cost savings by shifting certain business processes to lower-cost geographic locations, including by forming joint ventures and by establishing operations in lower cost areas, such as Poland, India and China, and outsourcing to vendors in various jurisdictions. This effort exposes us to the risk that we may not maintain service quality, control or effective management within these business operations. The increased elements of risk that arise from conducting certain operating processes in some jurisdictions could lead to an increase in reputational risk. During periods of transition, greater operational risk and customer concern exist regarding the continuity of a high level of service delivery. The extent and pace at which we are able to move functions to lower-cost locations may also be impacted by regulatory and customer acceptance issues. Such relocation of functions also entails costs, such as technology and real estate expenses, that may offset or exceed the expected financial benefits of the lower-cost locations.

Any theft, loss or other misappropriation of the confidential information we possess could have an adverse impact on our business and could subject us to regulatory actions, litigation and other adverse effects.

Our businesses and relationships with customers are dependent upon our ability to maintain the confidentiality of our and our customers’ trade secrets and confidential information (including customer transactional data and personal data about our employees, our customers and our customers’ customers). Unauthorized access to such information may occur, resulting in theft, loss or other misappropriation. Any theft, loss or other misappropriation of confidential information could have a material adverse impact on our competitive positions, our relationships with our customers and our reputation and could subject us to regulatory inquiries and enforcement, civil litigation and possible financial liability or costs.

Our businesses may be adversely affected by litigation.

From time to time, our customers may make claims and take legal action relating to our performance of fiduciary or contractual responsibilities. We may also face employment lawsuits or other legal claims. In any such claims or actions, demands for substantial monetary damages may be asserted against us and may result in financial liability or an adverse effect on our reputation among investors or on customer demand for our products and services. We may be unable to accurately estimate our exposure to litigation risk when we record balance sheet reserves for probable loss contingencies. As a result, any reserves we establish to cover any settlements or judgments may not be sufficient to cover our actual financial exposure, which may have a material impact on our consolidated financial condition or results of operations.

In the ordinary course of our business, we are also subject to various regulatory, governmental and law enforcement inquiries, investigations and subpoenas. These may be directed generally to participants in the businesses in which we are involved or may be specifically directed at us. In regulatory enforcement matters, claims for disgorgement, the imposition of penalties and the imposition of other remedial sanctions are possible.

In view of the inherent difficulty of predicting the outcome of legal actions and regulatory matters, we cannot provide assurance as to the outcome of any pending matter or, if determined adversely to us, the costs associated with any such matter, particularly where the claimant seeks very large or indeterminate damages or where the matter presents novel legal theories, involves a large number of parties or is at a preliminary stage. The resolution of certain pending legal actions or regulatory matters, if unfavorable, could have a material adverse effect on our consolidated results of operations for the quarter in which such actions or matters are resolved.

We face litigation risks in connection with SSgA’s active fixed-income strategies.

In connection with certain of SSgA’s active fixed-income strategies, during the fourth quarter of 2007, we established a reserve of approximately $625 million to address legal exposure and related costs in connection with such strategies. Among other things, the portfolio managers for certain actively managed fixed-income strategies materially increased the exposure of these strategies to securities collateralized by sub-prime mortgages and shifted the weighting of these portfolios to more highly rated sub-prime instruments. During the third quarter of 2007, as the liquidity and valuations of these securities, including the more highly rated instruments, came under increased pressure, the performance of these strategies was adversely, and in some cases significantly, affected. The underperformance, which was greater than that typically associated with fixed-income funds, also caused a number of our customers to question whether the execution of these strategies was consistent with their investment intent. This questioning has resulted in several civil suits, including putative class action claims, applicable both to funds registered under the Investment Company Act of 1940 and to those that are exempt from such registration. These lawsuits allege, among other things, that we failed to comply with applicable investment limitations, disclosure obligations and our requisite standard of care in managing these active funds, including those where we act as a fiduciary under ERISA. We have also received, and are in the process of responding to, inquiries or subpoenas from federal and state regulatory authorities regarding SSgA’s active fixed-income strategies, including the Securities and Exchange Commission, the Department of Labor and Massachusetts regulatory authorities. Given our desire to fully respond to customer concerns, in the fourth quarter of 2007, State Street undertook a further review of all the actively managed fixed-income strategies at SSgA that were exposed to sub-prime investments. Based on our review and ongoing discussions with customers who were invested in these strategies, we established a reserve to address our estimated legal exposure.

The reserve was established based upon our best judgment as to legal exposures and related costs associated with certain actively managed fixed-income investment strategies. As of March 31, 2009, we had made settlement and related payments totaling approximately $418 million. The amount of the original reserve was based on certain assumptions. While we believe the reserve represents a reasonable estimate of our legal exposure and other costs associated with these issues, we do not believe that it is feasible to predict or determine the amount of such exposure with certainty. As such, it is possible that we have overestimated or underestimated our exposure. If the amount of our actual exposure is materially different from our reserve, there would be a material impact on our consolidated financial condition and results of operations. In addition, we cannot predict at this time whether any of the governmental authorities conducting investigations relating to our fixed income strategies will commence enforcement or other proceedings against us. Any such determination could have an adverse effect on our reputation, operations and financial results.

We face extensive and changing government regulation, which may increase our costs and expose us to risks related to compliance.

Most of our businesses are subject to extensive regulation by multiple regulatory bodies, and many of the customers to which we provide services are themselves subject to a broad range of regulatory requirements. These regulations may affect the manner and terms of delivery of our services. As a financial institution with substantial international operations, we are subject to extensive regulatory and supervisory oversight, both in the U.S. and outside the U.S. in connection with our global operations. The regulations affect, among other things, the scope of our activities and customer services, our capital structure and our ability to fund the operations of our subsidiaries, our lending practices, our dividend policy and the manner in which we market our services. Evolving regulations, such as the Basel II and other global regulatory capital frameworks, short-selling regulations and anti-money laundering regulations, may impose significant compliance costs on us. The disruption of the financial markets in 2008 and resulting governmental support of, and loss of confidence in, financial institutions is likely to result in demand for increased and more extensive regulation of our business both in the U.S and internationally. Different countries may respond to the market and economic environment in different and potentially conflicting manner, which could have the impact of increasing the cost of compliance for us. New or modified regulations and related regulatory guidance may have unforeseen or unintended adverse effects on the financial services industry.

If we do not comply with governmental regulations, we may be subject to fines, penalties, lawsuits or material restrictions on our businesses in the jurisdiction where the violation occurred, which may adversely affect our business operations and, in turn, our financial results. Similarly, many of our customers are subject to significant regulatory requirements, and retain our services in order for us to assist them in complying with those legal requirements. Changes in these regulations can significantly affect the services that we are asked to provide, as well as our costs. In addition, adverse publicity and damage to our reputation arising from the failure or perceived failure to comply with legal, regulatory or contractual requirements could affect our ability to attract and retain customers. If we cause customers to fail to comply with these regulatory requirements, we may be liable to them for losses and expenses that they incur. In recent years, regulatory oversight and enforcement have increased substantially, imposing additional costs and increasing the potential risks associated with our operations. If this regulatory trend continues, it could adversely affect our operations and, in turn, our financial results.

Changes in accounting standards may be difficult to predict and may adversely affect our consolidated financial position and results of operations.

New accounting standards, or changes in the interpretation of existing accounting standards, by the Financial Accounting Standards Board or the SEC, can potentially affect our consolidated financial condition and results of operations. These changes are difficult to predict, and can materially impact how we record and report our consolidated financial condition and results of operations and other financial information. In some cases, we could be required to apply a new or revised standard retroactively, resulting in the revised treatment of certain transactions or activities, and, in some cases, the restatement of prior period financial statements.

Changes in tax laws or regulations, and challenges to our tax positions with respect to historical transactions, may adversely affect our net income, effective tax rate and our overall results of operations and financial condition.

Our businesses can be affected by new tax legislation or the interpretation of existing tax laws worldwide. Changes in tax laws may affect our business directly or indirectly through their impact on the financial markets. In the normal course of business, we are subject to reviews by U.S. and non-U.S. tax authorities. These reviews may result in adjustments to the timing or amount of taxes due and the allocation of taxable income among tax jurisdictions. These adjustments could affect the attainment of our financial goals.

Prior to 2004, we entered into certain leveraged leases, known as sale-in, lease-out, or SILO, transactions. The Internal Revenue Service, or IRS, challenged our tax deductions arising from those transactions. During the second quarter of 2008, while we were engaged in settlement discussions with them, the IRS won a court victory in a SILO case involving other taxpayers. Shortly after that decision, the IRS suspended all SILO settlement discussions and, on August 5, 2008, issued a standard SILO settlement offer to most taxpayers that had such transactions. After reviewing the settlement offer carefully, we have decided not to accept it but to continue to pursue our appeal rights within the IRS.

In accordance with Statement of Financial Accounting Standards No. 13, Accounting for Leases, we originally recorded income and deferred tax liabilities with respect to our SILO transactions based on projected pre-tax and tax cash flows. In consideration of the terms of the settlement offer and the context in which it was issued, we revised our projections of the timing and amount of the tax cash flows and reflected those revisions in our leveraged lease accounting. During the third quarter of 2008 we substantially increased our reserve for tax-related interest expense that may be incurred upon resolution of this matter.

If we were to further revise our projection of the timing or amount of the tax cash flows from the leases, existing accounting standards would require us to again recalculate the rate of return and the recognition of income from the leases from inception. In addition to the recalculation, it is possible that we would increase our reserve for tax-related interest expense, which would be recorded as an increase to income tax expense.

The quantitative models we use to manage our business may contain errors that result in imprecise risk assessments, inaccurate valuations or poor business decisions.

We use quantitative models to help manage many different aspects of our business. As an input to our overall assessment of capital adequacy, we use models to measure the amount of credit risk, market risk, operational risk and business risk we face. During the preparation of our financial statements, we sometimes use models to value positions for which reliable market prices are not available. We also use models to support many different types of business decisions including trading activities, hedging, asset and liability management and whether to change business strategy. In all of these uses, errors in the underlying model could result in unanticipated and adverse consequences. Because of our widespread usage of models, potential errors in models pose an ongoing risk to us.

Our controls and procedures may fail or be circumvented, and our risk management policies and procedures may be inadequate.

We may fail to identify and manage risks related to a variety of aspects of our business, including, but not limited to, operational risk, interest-rate risk, trading risk, fiduciary risk, legal and compliance risk, liquidity risk and credit risk. We have adopted various controls, procedures, policies and systems to monitor and manage risk. We cannot provide assurance that those controls, procedures, policies and systems are adequate to identify and manage the risks inherent in our various businesses. In addition, our businesses and the markets in which we operate are continuously evolving. We may fail to fully understand the implications of changes in our business or the financial markets and fail to adequately or timely enhance our risk framework to address those changes. If our risk framework is ineffective, either because it fails to keep pace with changes in the financial markets or our business or for other reasons, we could incur losses.

We may fail to accurately quantify the magnitude of the risks we face, which could subject us to losses.

We may fail to accurately quantify the magnitude of the risks we face. Our measurement methodologies rely upon many assumptions and historical analyses and correlations. These assumptions may be incorrect, and the historical correlations we rely on may not continue to be relevant. Consequently, the measurements that we make for regulatory and economic capital may not adequately capture or express the true risk profiles of our businesses. Additionally, as businesses and markets evolve, our measurements may not accurately reflect those changes. While our risk measures may indicate sufficient capitalization, we may in fact have inadequate capital to conduct our businesses.

Conduit Consolidation

Effective May 15, 2009, we elected to take action that resulted in the consolidation onto our consolidated balance sheet of all of the assets and liabilities of the four third-party-owned, special-purpose, multi-seller asset-backed commercial paper programs that we administer, referred to as conduits. The consolidation of the conduits was completed pursuant to the provisions of Financial Accounting Standards Board Interpretation No. 46(R) following the voluntary redemption of the conduits’ outstanding subordinated debt. We consolidated the conduits only for accounting purposes and have not legally acquired the conduits’ assets and liabilities. The conduits remain separate and distinct legal entities, and their commercial paper programs continue to operate substantially in accordance with past practice.

In connection with the consolidation of the conduits, (1) we recorded a pre-tax extraordinary loss of approximately $6.1 billion, or approximately $3.7 billion after-tax, in our consolidated statement of income, (2) we added conduit assets, primarily mortgage- and asset-backed securities, which as of May 15, 2009 had an aggregate par value of approximately $22.7 billion and an aggregate fair value of approximately $16.6 billion, to our consolidated balance sheet and (3) we increased our third-party liabilities, primarily short-term commercial paper, on our consolidated balance sheet to a new total of $20.9 billion as of May 15, 2009. Upon consolidation, the aggregate fair value of the conduit assets was established as their book value, resulting in a discount to par value. To the extent that the assets’ cash flows exceed their book value, the discounts will accrete as interest revenue over the lives of the assets in accordance with U.S. generally accepted accounting principles, or GAAP.

Following consolidation, our aggregate investment securities portfolio continues to be concentrated in securities with high credit quality, with approximately 81% of the carrying value of the portfolio rated “AAA” or “AA” as of May 15, 2009, compared to 83% for the investment securities portfolio immediately prior to consolidation. Because of our recognition upon consolidation of the unrealized loss on the conduit assets, the consolidation of the conduits did not affect the net unrealized loss on our investment portfolio. The net pre-tax unrealized loss on the investment portfolio as of May 15, 2009 was $8.6 billion, or $5.3 billion after-tax, compared to $9.5 billion, or $5.9 billion after-tax, at March 31, 2009.

Results of Stress Test

On May 7, 2009, the Board of Governors of the Federal Reserve System announced the results of its forward-looking capital assessment, referred to as the Supervisory Capital Assessment Program, or the SCAP, that was administered to the 19 largest U.S. bank holding companies, including State Street. The Federal Reserve determined that, under the stress test administered under the SCAP, we did not need additional capital.

The SCAP’s stress test methodology assumed two scenarios: a “baseline” scenario reflecting a current market outlook and a “more adverse” scenario. The Federal Reserve concluded that we had a sufficient capital buffer to withstand even the stress test’s “more adverse” scenario, which was applied assuming consolidation of the conduits onto our consolidated balance sheet during 2009. The information used to apply the stress test was prepared in accordance with the assumptions and methodologies required by the SCAP. The information utilized does not reflect our outlook and is not intended to be a representation of our expected future performance or financial condition.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Slide presentation (such Exhibit 99.1 is furnished and not filed).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STATE STREET CORPORATION

By:	/s/ David C. Phelan
Name:	David C. Phelan
Title:	Executive Vice President and General Counsel

Date: May 18, 2009

Exhibit Index

Exhibit No.	Description

99.1	Side presentation (such Exhibit 99.1 is furnished and not filed).